UNITED STATES
		                 SECURITIES AND EXCHANGE COMMISSION
			                     Washington, D.C. 20549



                          				  FORM 8-K

                   			      CURRENT REPORT
		                   PURSUANT TO SECTION 13 OR 15(d)
		               OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):  October 31, 1996



                  			     3Com Corporation
	        (Exact name of registrant as specified in its charter)


	       California                       0-12867                94-2605794
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer)
incorporation or organization)                              Identification No.)



5400 Bayfront Plaza                                                95052
Santa Clara, California                                          (Zip Code)
(Address of principal executive offices)




Registrant's telephone number, including area code:  (408) 764-5000



Item 2.         Acquisition or Disposition of Assets

	On October 31, 1996, pursuant to an Agreement and Plan of Reorganization dated October 5, 1996 (the "Agreement"), among 3Com Corporation, a California corporation (the "Company"), OnStream Acquisition Corporation, a California corporation and wholly-owned subsidiary of the Company ("Sub"), and OnStream Networks, Inc., a California corporation ("OnStream"), the Company acquired all outstanding securities of OnStream through the merger of Sub with and into OnStream, which became a wholly-owned subsidiary of the Company. Under the terms of the Agreement, shareholders of OnStream transferred all of the outstanding shares of common and preferred stock of OnStream to the Sub, in exchange for which they received an aggregate amount of approximately 3.4 million shares of 3Com common stock. In addition to the shares of 3Com common stock issued for outstanding shares of OnStream's common and preferred stock, 3Com assumed all the outstanding options of OnStream in exchange for options to acquire approximately 400,000 shares of 3Com common stock. Immediately prior to the transaction, all outstanding warrants and shares of preferred stock of OnStream were converted into OnStream common stock. The exchange ratio for the conversion into the Company's common stock was .23371 of a share for each outstanding share of OnStream common stock and each share of OnStream common stock subject to an option. The acquisition was accounted for as a pooling of interests.

	The consideration paid by the Company for the OnStream stock was the result of arms-length negotiations between the Company and OnStream. OnStream had revenues of approximately $11 million over the past twelve months ended June 30, 1996.

	Prior to the Agreement, no material relationship existed between the Company and OnStream or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

	OnStream is engaged in the business of designing, manufacturing and distributing high-speed Asynchronous
Transfer Mode (ATM) and broadband wide area network (WAN) and access products for enterprises and telecommunications carriers. The Company intends to continue such business.

Item 5. Other Events

	In a press release disseminated on November 4, 1996, the registrant publicly announced the rescission of the registrant's previously announced share repurchase program, as a result of the uncertainties regarding the interpretation of the Securities and Exchange Commission's Staff Accounting Bulletin No. 96 (SAB 96). SAB 96 raises the possibility that companies with announced share repurchase programs may not have the flexibility to employ the pooling of interests method of accounting for acquisitions under certain circumstances.

Item 7.         Financial Statements, Pro Forma Financial
Information and Exhibits

		(a)     The financial statements of OnStream
required pursuant to Rule 3-05 of Regulation S-X were previously reported in the Company's
Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on October
11, 1996, and pursuant to General Instruction B.3.
of Form 8-K are not additionally reported herein.

		(b)     The pro forma financial information
of OnStream required pursuant to Article 11 of Regulation S-X was previously reported in the Company's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on October 11, 1996, and pursuant to General
Instruction B.3. of Form 8-K are not additionally reported herein.

		(c)     Exhibits

Exhibit No.   Description

7.1 Agreement and Plan of Reorganization dated October 5, 1996 among 3Com Corporation, OnStream Acquisition Corporation and OnStream Networks, Inc.

99.1          Registrant's press release dated November 4, 1996, announcing
	             its rescission of the publicly announced share repurchase
       	      program.



                               		SIGNATURES


	Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           				  3COM CORPORATION



November 13, 1996                 By: /s/  Christopher B. Paisley
                                   					   Christopher B. Paisley
					                                      Senior Vice President, Finance and
					                                      Chief Financial Officer
					                                      (Principal Financial and
					                                      Accounting Officer)



                   			     INDEX TO EXHIBITS

Exhibit    Document

 7.1* Agreement and Plan of Reorganization dated October 5, 1996 among 3Com Corporation, OnStream Acquisition Corporation and
	          OnStream Corporation.

99.1       Press release disseminated November 4, 1996


* Filed as an exhibit to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 11, 1996 and incorporated herein by reference.